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                                                                    EXHIBIT 1.1


                               SELLING AGREEMENT


     This SELLING AGREEMENT is made as of this _______ day of ___________________, 1999, between COLORADO MEDTECH, INC., a Colorado corporation ("Company"), with principal offices at 6175 Longbow Drive, Boulder, Colorado 80301, and those persons whose names appear on the signature pages hereof ("Selling Shareholders").


                                   RECITALS:

     WHEREAS, the Company has issued to Selling Shareholders shares of the Company's common stock ("Common Stock" or the "Shares");

     WHEREAS, the Company intends to file a registration statement on Form S-3 ("Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), registering the Shares for sale;

     WHEREAS, this Agreement is entered into between the Company and the Selling Shareholders to facilitate a legal and orderly distribution of the Shares pursuant to the Registration Statement.

     NOW, THEREFORE, in consideration of the promises made herein and for other good and valuable consideration, the parties agree as follows:

     1.   Covenants, Representations and Warranties of the Company.
          ---------------------------------------------------------

          (a) The Company shall use its best efforts to keep the Registration Statement effective so as to permit the public sale of the Shares for a period of one (1) year after the effective date of the Registration Statement.

          (b) The Company will provide the Selling Shareholders with sufficient copies of the Registration Statement (and the prospectus contained therein) as shall be required to satisfy prospectus delivery requirements under federal and state securities laws.

          (c) The Company will pay all expenses of the public offering of the Shares except for fees of attorneys, accountants and other advisors retained by the Selling Shareholders and brokerage and other selling commissions associated with the distribution of the Shares.

          (d) In the case of the happening, at any time after the commencement of the offering of the Shares, and prior to the termination thereof, of any event which materially affects the Company or the Shares which should be set forth in an amendment of or supplement to the Registration Statement in order to make the statements therein not misleading, the Company agrees, upon receiving knowledge of such event, to notify the Selling Shareholders as promptly
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as possible of the happening of such an event. In such event, the Company agrees to prepare and furnish to the Selling Shareholders copies of an amended Registration Statement or a supplement to the Registration Statement (including the prospectus contained therein) in such quantities as the Selling Shareholders may reasonably request, in order that the Registration Statement as so amended or supplemented will not contain any untrue statement of material fact, or omit to state any material fact necessary in order to make the statements therein not misleading in light of the circumstances under which they were made. The Selling Shareholders agree temporarily to terminate the offering of the Shares under the Registration Statement during the period between the notification by the Company to the Selling Shareholders of the need for such amendment or supplement to the Registration Statement and the time such amendment or supplement has been completed. The duration of this time period shall be at the sole discretion of the Company. Notwithstanding the above, the Selling Shareholders may offer and sell the Shares in compliance with the Act during such time without the use or reliance upon registration or the Registration Statement.

          (e) The Company shall obtain the necessary state securities and blue sky registrations or clearances in only those states in which it elects to do so.

          (f) No order preventing or suspending the use of any preliminary prospectus contained in the Registration Statement has been issued by the Commission, and such preliminary prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty does not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by and with respect to the Selling Shareholders expressly for use therein.

          (g) The Company meets the requirements for the use of Form S-3 under the Act and the rules and regulations of the Commission.

          (h) The Registration Statement and the final prospectus contained therein and any further amendments or supplements thereto (including any document incorporated by reference therein filed after the effective date of the Registration Statement) will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. All documents incorporated by reference into the Registration Statement will conform in all material respects to the requirements of the Commission. No part of the Registration Statement, the prospectus or any amendment or supplement thereto (including documents incorporated by reference therein) will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions in the Registration Statement or prospectus made in reliance upon and in conformity with substantive

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information furnished in writing to the Company by and with respect to the
Selling Shareholders expressly for use therein.

     2.   Covenants, Representations and Warranties of the Selling Shareholders.
          ---------------------------------------------------------------------

          (a) In the case of the happening, at any time after the commencement of the offering of the Shares, and prior to the termination thereof, of any event which materially affects the plan of distribution of the Shares, which event should be set forth in an amendment of or supplement to the Registration Statement in order to make the statements therein not misleading, each Selling Shareholder who or which receives knowledge of such event, upon receiving such knowledge, shall notify the Company, as promptly as possible, of the happening of such an event, whereupon the provisions of Section l(d) above shall then apply.

          (b) Each Selling Shareholder agrees to deliver copies of the final prospectus contained in the Registration Statement, as it may be amended and supplemented from time to time, to purchasers of the Shares as required by applicable federal and state securities laws. Each Selling Shareholder agrees that it will offer and sell the Shares in only those states as to which counsel for the Company has advised each Selling Shareholder in writing that the necessary state securities or blue sky clearances have been obtained. The Selling Shareholders will notify the Company in writing at the time the distribution of the Shares has been completed.

          (c) Statements contained in the Registration Statement, the prospectus or any amendments or supplements thereto (including any document incorporated by reference therein) made in reliance upon and in conformity with substantive information furnished in writing to the Company by and with respect to the Selling Shareholders expressly for use therein do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make such statements therein not misleading.

          (d) If during the effectiveness of the Registration Statement, the Company notifies the Selling Shareholders of the occurrence of any intervening event that, in the opinion of the Company's legal counsel, causes the prospectus included in the Registration Statement not to comply with the Act, each Selling Shareholder, promptly after receipt of the Company's notice, shall cease making any offers, sales or other dispositions of the Shares included in the Registration Statement until the Selling Shareholders receive from the Company copies of a new, amended or supplemented prospectus complying with the Act. Notwithstanding the above, the Selling Shareholders may offer and sell the Shares in compliance with the Act during such time without the use or reliance upon registration or the Registration Statement.

     3.   Suspension of Offering.  It is understood that the Company and the
          ----------------------
Selling Shareholders will advise each other immediately, in writing, of the receipt of any threat or the initiation of any steps or procedures by any federal or state instrumentality or any individual which would impair or prevent the offer of the Shares or the issuance of any suspension orders or other prohibitions preventing or impairing the proposed offering. In the case of the happening of any such event, neither the Company nor the Selling Shareholders will acquiesce in such steps, procedures or suspension orders, and the Company agrees actively to defend against any such actions or orders unless all parties agree in writing to the acquiescence in such actions or orders.

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     4.   Miscellaneous:
          -------------

          (a) This Agreement is made pursuant to and governed by the laws of the State of Colorado, without regard to its choice of law principles.

          (b) Any notices by the Company to Selling Shareholders shall be deemed delivered if in writing and delivered personally, or sent by certified mail, to the Selling Shareholders addressed to them at their addresses as set forth in the Company's books and records. Any notice by Selling Shareholders to the Company shall be deemed delivered if in writing and delivered personally, or sent by certified mail, addressed to the Company at its address as set forth at the beginning hereof.

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     IN WITNESS WHEREOF, the parties have executed this Selling Agreement as of the date first above written.

COMPANY:

COLORADO MEDTECH, INC.



By:____________________________
     John V. Atanasoff II,
     Chief Executive Officer

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SELLING SHAREHOLDERS:



_______________________________
Victor Wedel



_______________________________
Sherrill Wedel

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